                                                Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Fourth Quarter and Fiscal 2021 Results
•Fourth quarter fiscal 2021 results
◦Strong holiday demand
◦Net sales $1.1 billion, +7% (+11% on comparable week basis)
◦Diluted EPS $2.31, +2% (down 6% on adjusted basis)
•Full year fiscal 2021 results
◦Net sales $3.5 billion, +15% (+17% on a comparable week basis)
◦Record diluted EPS $7.81, +212%; adjusted diluted EPS $7.87, +89%
•Returned $359 million to shareholders through share repurchases and dividends in fiscal 2021
•Full year fiscal 2022 outlook: net sales growth of 2% to 3%; adjusted diluted EPS growth of 12% to 14%
•Board of Directors declares 25% increase in quarterly dividend to $0.75 per share and authorizes new $1.0 billion share repurchase plan
ATLANTA, February 25, 2022 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its fourth quarter and fiscal 2021 results.
“We saw strong demand for our brands in the fourth quarter which enabled us to exceed our sales and earnings objectives” said Michael Casey, Chairman and Chief Executive Officer.
“We achieved sales growth in each of our retail, wholesale, and international segments. Our fourth quarter earnings reflect the benefits from strong holiday demand for our brands and improved price realization which helped mitigate higher provisions for air freight, technology, performance-based compensation, and charitable donations.
“For the year, we achieved a record level of profitability which we believe was driven by structural changes made to our business during the pandemic, including the rationalization of product choices,

closure of low margin stores, leaner inventories, more impactful and effective marketing, and improved price realization. We believe these changes have enabled profit margins which are sustainable and provide a stronger foundation to build on in the years ahead.
“In 2021, we returned nearly $360 million to our shareholders through dividends and share repurchases. Given our projected cash flow, our Board of Directors has declared a 25% increase in our quarterly dividend to $0.75 per share and authorized a new $1.0 billion share repurchase plan, inclusive of previous authorizations.
“We are planning good growth in sales and earnings in 2022 driven by the strength of our brands, compelling value of our product offerings, and unparalleled multi-channel model that provides the most extensive distribution of children’s apparel in North America. With the continued recovery from pandemic-related disruptions, we have raised our longer-term growth objectives and are now forecasting annual sales to exceed $4 billion by 2026, with earnings in excess of $12.00 per share.”
Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s core performance. These measures are presented for informational purposes only. See “Reconciliation of Adjusted Results to GAAP” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Fourth Fiscal Quarter
	2021 (13 weeks)				2020 (14 weeks)
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$138.0	13.0%	$97.0	$2.31	$133.9	13.5%	$99.0	$2.26
COVID-19 expenses	0.4		0.3	0.01	2.5		1.9	0.04
Retail store operating leases and other long-lived asset impairments, net	(0.4)		(0.3)	(0.01)	1.2		0.9	0.02
Restructuring costs	(0.1)		(0.1)	—	7.9		6.0	0.14
As adjusted	$137.9	13.0%	$96.9	$2.31	$145.5	14.7%	$107.9	$2.46

	Fiscal Year
	2021 (52 weeks)				2020 (53 weeks)
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$497.1	14.3%	$339.7	$7.81	$189.9	6.3%	$109.7	$2.50
COVID-19 expenses	3.9		3.0	0.07	21.4		16.2	0.37
Restructuring costs	2.4		1.8	0.04	16.6		12.9	0.29
Retail store operating leases and other long-lived asset impairments, net	(2.6)		(2.0)	(0.05)	7.6		5.8	0.13
Intangible asset impairment	—		—	—	26.5		20.2	0.46
Goodwill impairment	—		—	—	17.7		17.7	0.40
As adjusted	$500.8	14.4%	$342.5	$7.87	$279.8	9.3%	$182.6	$4.16
Note: Results may not be additive due to rounding.
Consolidated Results
Fourth Quarter of Fiscal 2021 (13 weeks) compared to Fourth Quarter of Fiscal 2020 (14 weeks)
Consolidated net sales increased $72.2 million, or 7.3%, to $1,062.1 million. The additional week in the fourth quarter of fiscal 2020 contributed approximately $32.1 million in consolidated net sales. On a comparable week basis, net sales grew 10.9%. On a reported basis, the Company’s U.S. Retail, U.S. Wholesale, and International segments grew 3%, 9%, and 25%, respectively. U.S. Retail segment comparable sales increased 15%, driven by improved store sales. Sales in all segments in the fourth quarter of fiscal 2020 were adversely affected by COVID-19 related disruptions. Changes in foreign currency exchange rates used for translation in the fourth quarter fiscal 2021, as compared to the fourth quarter of fiscal 2020, had a favorable effect of approximately $3.3 million, or 0.3%.
Operating income increased $4.1 million, or 3.1%, to $138.0 million, compared to $133.9 million in the fourth quarter of fiscal 2020. Operating margin decreased 50 basis points to 13.0%. Adjusted operating income (a non-GAAP measure) decreased $7.6 million, or 5.2%, to $137.9 million, compared to $145.5 million in the fourth quarter of fiscal 2020. Adjusted operating margin was 13.0%, compared to 14.7% in the fourth quarter of fiscal 2020, reflecting higher transportation costs, the release of inventory reserves in the prior year, increased compensation provisions, and higher charitable donations, partially offset by strong product demand, including improved price realization.

Net income decreased $2.0 million, or 2.1%, to $97.0 million, compared to $99.0 million in the fourth quarter of fiscal 2020. Earnings per diluted share increased 2.2% to $2.31, compared to $2.26 in the prior year period. Adjusted net income (a non-GAAP measure) decreased $11.0 million, or 10.2%, to $96.9 million, compared to $107.9 million in the fourth quarter of fiscal 2020. Adjusted earnings per diluted share (a non-GAAP measure) decreased 6.1% to $2.31, compared to $2.46 in the fourth quarter of fiscal 2020.
Fiscal Year 2021 (52 weeks) compared to Fiscal Year 2020 (53 weeks)
Consolidated net sales increased $462.1 million, or 15.3%, to $3.5 billion, driven by strong growth in all segments. The additional week in fiscal 2020 contributed approximately $32.1 million in consolidated net sales. On a comparable week basis, net sales grew 16.5%. On a reported basis, the Company’s U.S. Retail, U.S. Wholesale, and International segments grew 14%, 13%, and 29%, respectively. Fiscal 2020 was adversely impacted by the temporary closure of our retail stores in March, April, and May 2020 and reduced demand in our other businesses as a result of disruptions related to COVID-19. Changes in foreign currency exchange rates used for translation in fiscal 2021, as compared to fiscal 2020, had a favorable effect of approximately $20.0 million, or 0.7%.
Operating income in fiscal 2021 increased $307.2 million, or 161.8%, to $497.1 million, compared to $189.9 million in fiscal 2020. Operating margin increased 800 basis points to 14.3%. Adjusted operating income (a non-GAAP measure) increased $221.0 million, or 79.0% to $500.8 million, compared to $279.8 million in fiscal 2020. Adjusted operating margin increased 510 basis points to 14.4%, reflecting strong product demand, including improved price realization, partially offset by increased compensation provisions, higher transportation costs, the absence of COVID-related inventory provisions, and investments in marketing and omnichannel capabilities.
Net income in fiscal 2021 increased $230.0 million, or 209.7%, to $339.7 million, compared to $109.7 million in fiscal 2020. Earnings per diluted share increased 212.4% to $7.81, compared to $2.50 in the prior year period. Adjusted net income (a non-GAAP measure) increased $159.9 million, or 87.6%, to $342.5 million compared to $182.6 million in fiscal 2020. Adjusted earnings per diluted share (a non-GAAP measure) increased 89.2% to $7.87, compared to $4.16 in fiscal 2020.
Net cash provided by operations in fiscal 2021 was $268.3 million compared to $588.5 million in fiscal 2020. The decrease reflects strong growth in net income offset by the normalization of vendor payment terms which were extended during the early days of the pandemic in 2020.

See the “Business Segment Results” and “Reconciliation of Adjusted Results to GAAP” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Return of Capital Initiatives
As part of the Company’s ongoing commitment to return capital to shareholders, the Company’s Board of Directors on February 24, 2022 approved a 25% increase ($0.15 per share) in its quarterly cash dividend, to $0.75 per share, for payment on March 18, 2022, to shareholders of record at the close of business on March 8, 2022, and authorized a new $1.0 billion share repurchase plan.
The share repurchase authorization announced today permits the Company to repurchase shares of its common stock up to $1.0 billion, inclusive of approximately $302 million remaining under previous authorizations. Such purchases may be made in the open market or in privately negotiated transactions, with the level and timing of activity being at the discretion of the Company's management depending on market conditions, stock price, other investment priorities, and other factors. The Company plans to execute this authorization over a period of approximately four years. These share repurchase authorizations have no expiration date.
The Company’s Board of Directors will evaluate future distributions of capital, including dividends and share repurchases, based on a number of factors, including business conditions, the Company’s financial performance, and other considerations.
From the beginning of fiscal 2007 through fiscal 2021, the Company has returned a total of $2.5 billion to shareholders through share repurchases and dividends.
Return of Capital Activity
In the fourth quarter and fiscal 2021, the Company returned to shareholders a total of $214.1 million and $359.5 million, respectively, through share repurchases and dividends as described below.
Share Repurchases
During the fourth quarter of fiscal 2021, the Company repurchased and retired 1.9 million shares of its common stock for $189.1 million at an average price of $101.02 per share.
During fiscal 2021, the Company repurchased and retired 3.0 million shares for $299.3 million at an average price of $100.87 per share.
Fiscal 2022 year-to-date through February 24, 2022, the Company has repurchased and retired a total of 0.5 million shares for $49.2 million at an average price of $93.98 per share.

All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions.
Dividends
In the fourth quarter of fiscal 2021, the Company paid a cash dividend of $0.60 per common share totaling $25.0 million.
In fiscal 2021, the Company paid quarterly cash dividends per common share of $0.40 in each of the second and third quarters and $0.60 in the fourth quarter, totaling $60.1 million.
Business Outlook
For fiscal 2022, the Company projects:
•Net sales increase of approximately 2% to 3%, with growth in all segments;
•Adjusted operating income increase of approximately 4% to 6% (compared to adjusted operating income of $500.8 million in fiscal 2021); and
•Adjusted diluted earnings per share increase of approximately 12% to 14% (compared to adjusted diluted earnings per share of $7.87 in fiscal 2021).
Our forecast for fiscal 2022 reflects:
•The strength of our merchandising and marketing initiatives;
•Better mix and level of inventories;
•Gradual improvement in supply chain performance;
•Improved price realization;
•Lower incentive compensation provisions;
•Lower interest expense; and
•The benefit of share repurchases.
For the first quarter of fiscal 2022, the Company projects:
•Net sales of approximately $740 million to $750 million;
•Adjusted operating income of approximately $85 million to $90 million (compared to $128.5 million in the first quarter of fiscal 2021); and
•Adjusted diluted earnings per share of approximately $1.25 to $1.35 (compared to adjusted diluted earnings per share of $1.98 in the first quarter of fiscal 2021).
Our forecast for the first quarter of fiscal 2022 reflects:

•Lower sales due to: the non-comping benefit of significant government stimulus in 2021, prior year store closures, Easter holiday demand shift into the second quarter, and lingering supply chain delays;
•Higher mix of off-price channel sales to clear late fall 2021 deliveries;
•Continued market recovery from COVID-19;
•Benefit from higher vaccination rates; and
•Continued progress improving price realization to mitigate impact of inflation.
For the first half of fiscal 2022, the Company projects:
•Net sales of approximately $1,550 million to $1,565 million;
•Adjusted operating income of approximately $195 million to $205 million (compared to adjusted operating income of $239.0 million in the first half of fiscal 2021); and
•Adjusted diluted earnings per share of approximately $3.05 to $3.25 (compared to adjusted diluted earnings per share of $3.64 in the first half of fiscal 2021).
For the five year period (fiscal years 2021 through 2026), the Company projects the following (expressed as compound annual growth rates):
•Net sales: low single-digit growth
•Adjusted operating income: mid single-digit growth
•Adjusted diluted earnings per share: high single-digit growth
We intend to redeem our 5.500% senior notes in the first quarter of fiscal 2022, subject to market conditions, using cash on hand. Redemption of the 5.500% senior notes will require payment of an early redemption premium, which along with transaction fees and unamortized debt issuance costs is estimated to result in a loss on extinguishment of debt of approximately $21 million in the first half of fiscal 2022. Our adjusted diluted earnings per share forecasts exclude this estimated charge. We also plan to evaluate a potential refinancing of our 5.625% senior notes in 2022, subject to market conditions, which may result in an additional charge related to loss on extinguishment of debt.
We have not reconciled forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including COVID-19 expenses, retail store operating leases and other long-lived asset impairments, net, restructuring costs, and early extinguishment of debt that are not within our control including due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
Conference Call
The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2021 results and its business outlook on February 25, 2022 at 8:30 a.m. Eastern Standard Time. To participate in the call, please dial 323-701-0160. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” A replay of the call will be available shortly after the broadcast through March 27, 2022, at 888-203-1112 (U.S./Canada) or +1 719-457-0820 (international), passcode 8161933. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic, supply chain challenges and our responses thereto and the Company’s future outlook, financial results, and strategy. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the marketplace; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarter ended		For the fiscal year ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net sales	$1,062,093	$989,897	$3,486,440	$3,024,334
Cost of goods sold	569,223	525,446	1,832,045	1,696,224
Adverse purchase commitments (inventory and raw materials), net	44	(1,498)	(7,879)	14,668
Gross profit	492,826	465,949	1,662,274	1,313,442
Royalty income, net	6,131	6,287	28,681	26,276
Selling, general, and administrative expenses	360,987	338,370	1,193,876	1,105,607
Goodwill impairment	—	—	—	17,742
Intangible asset impairment	—	—	—	26,500
Operating income	137,970	133,866	497,079	189,869
Interest expense	14,455	15,539	60,294	56,062
Interest income	(335)	(298)	(1,096)	(1,515)
Other expense (income), net	387	(2,309)	(409)	338
Income before income taxes	123,463	120,934	438,290	134,984
Income tax provision	26,490	21,920	98,542	25,267
Net income	$96,973	$99,014	$339,748	$109,717

Basic net income per common share	$2.32	$2.26	$7.83	$2.51
Diluted net income per common share	$2.31	$2.26	$7.81	$2.50
Dividend declared and paid per common share	$0.60	$—	$1.40	$0.60

CARTER’S, INC.
CONDENSED BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarter ended				For the fiscal year ended
	January 1, 2022 (13 weeks)	% of total sales	January 2, 2021 (14 weeks)	% of total sales	January 1, 2022 (52 weeks)	% of total sales	January 2, 2021 (53 weeks)	% of total sales
Net sales:
U.S. Retail	$602,857	56.8%	$585,762	59.2%	$1,899,262	54.5%	$1,671,644	55.3%
U.S. Wholesale	317,228	29.9%	290,079	29.3%	1,126,415	32.3%	996,088	32.9%
International	142,008	13.3%	114,056	11.5%	460,763	13.2%	356,602	11.8%
Total consolidated net sales	$1,062,093	100.0%	$989,897	100.0%	$3,486,440	100.0%	$3,024,334	100.0%

Operating income (loss):		Operating margin		Operating margin		Operating margin		Operating margin
U.S. Retail	$117,470	19.5%	$107,904	18.4%	$368,221	19.4%	$146,806	8.8%
U.S. Wholesale	44,645	14.1%	52,315	18.0%	195,369	17.3%	141,456	14.2%
International	22,311	15.7%	14,595	12.8%	63,806	13.8%	(1,224)	(0.3)%
Corporate expenses (*)	(46,456)	n/a	(40,948)	n/a	(130,317)	n/a	(97,169)	n/a
Total operating income	$137,970	13.0%	$133,866	13.5%	$497,079	14.3%	$189,869	6.3%

(*)Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

(dollars in millions)	Fiscal quarter ended January 1, 2022			Fiscal year ended January 1, 2022
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Restructuring costs (1)	$—	$—	$—	$(0.6)	$0.1	$2.3
Incremental costs associated with COVID-19 pandemic	0.2	0.2	—	2.0	1.7	0.2
Retail store operating leases and other long-lived asset impairments, net of gain	(0.4)	—	—	(2.6)	—	—
Total charges (2)	$(0.2)	$0.2	$—	$(1.2)	$1.8	$2.5

(1)The fiscal quarter and fiscal year ended January 1, 2022 also includes corporate benefit related to organizational restructuring of $0.1 million and corporate charges related to organizational restructuring of $0.7 million, respectively.
(2)Total charges for the fiscal year ended January 1, 2022 exclude a customer bankruptcy recovery of $38,000.

(dollars in millions)	Fiscal quarter ended January 2, 2021			Fiscal year ended January 2, 2021
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Restructuring costs (1)	$1.6	$0.5	$0.3	$5.0	$2.0	$2.2
Goodwill impairment	—	—	—	—	—	17.7
Skip Hop tradename impairment charge	—	—	—	0.5	6.8	3.7
OshKosh tradename impairment charge	—	—	—	13.6	1.6	0.3
Incremental costs associated with COVID-19 pandemic	1.3	1.1	0.2	9.6	9.6	2.2
Retail store operating leases and other long-lived asset impairments, net of gain	1.1	—	0.1	7.4	—	0.3
Total charges	$4.0	$1.6	$0.6	$36.1	$20.0	$26.4

(1)The fiscal quarter and fiscal year ended January 2, 2021 also include corporate charges related to organizational restructuring of $5.4 million and $7.4 million, respectively.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	January 1, 2022	January 2, 2021
ASSETS
Current assets:
Cash and cash equivalents	$984,294	$1,102,323
Accounts receivable, net of allowance for credit losses of $7,281 and $5,940, respectively	231,354	186,512
Finished goods inventories, net of inventory reserves of $14,378 and $14,206, respectively	647,742	599,262
Prepaid expenses and other current assets	50,131	57,927
Total current assets	1,913,521	1,946,024
Property, plant, and equipment, net	216,004	262,345
Operating lease assets	487,748	593,008
Tradenames, net	307,643	307,893
Goodwill	212,023	211,776
Customer relationships, net	33,969	37,510
Other assets	30,889	34,024
Total assets	$3,201,797	$3,392,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$407,044	$472,140
Current operating lease liabilities	147,537	185,152
Other current liabilities	176,449	135,240
Total current liabilities	731,030	792,532
Long-term debt, net	991,370	989,530
Deferred income taxes	40,910	52,770
Long-term operating lease liabilities	441,861	554,497
Other long-term liabilities	46,440	65,218
Total liabilities	$2,251,611	$2,454,547

Stockholders’ equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at January 1, 2022 and January 2, 2021	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 41,148,870 and 43,780,075 shares issued and outstanding at January 1, 2022 and January 2, 2021, respectively	411	438
Additional paid-in capital	—	17,752
Accumulated other comprehensive loss	(28,897)	(32,760)
Retained earnings	978,672	952,603
Total stockholders’ equity	950,186	938,033
Total liabilities and stockholders’ equity	$3,201,797	$3,392,580

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousand)
(unaudited)

	For the fiscal year ended
	January 1, 2022	January 2, 2021
	(52 weeks)	(53 weeks)
Cash flows from operating activities:
Net income	$339,748	$109,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation or property, plant, and equipment	90,378	90,284
Amortization of intangible assets	3,730	3,715
Provisions for excess and obsolete inventory, net	4,042	4,866
Goodwill impairment	—	17,742
Intangible asset impairments	—	26,500
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	213	11,374
Amortization of debt issuance costs	3,052	2,372
Stock-based compensation expense	21,029	12,830
Unrealized foreign currency exchange loss, net	371	361
Unrealized gains on investments	(2,279)	(1,974)
Provisions for doubtful accounts receivable from customers	1,345	6,072
Deferred income taxes benefit	(13,532)	(23,254)
Effect of changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(46,480)	58,275
Finished goods inventories	(52,914)	(8,063)
Prepaid expenses and other assets	6,866	(8,558)
Accounts payable and other liabilities	(87,311)	286,235
Net cash provided by operating activities	$268,258	$588,494
Cash flows from investing activities:
Capital expenditures	$(37,442)	$(32,871)
Proceeds from sale of investments (1)	5,000	1,400
Net cash used in investing activities	$(32,442)	$(31,471)
Cash flows from financing activities:
Proceeds from senior notes due 2025	$—	$500,000
Payments of debt issuance costs	(223)	(7,639)
Borrowings under secured revolving credit facility	—	644,000
Payments on secured revolving credit facility	—	(744,000)
Repurchase of common stock	(299,339)	(45,255)
Dividends paid	(60,124)	(26,260)
Withholdings from vesting of restricted stock	(4,019)	(5,011)
Proceeds from exercise of stock options	10,995	9,008
Net cash (used in) provided by financing activities	$(352,710)	$324,843

Net effect of exchange rate changes on cash	(1,135)	6,146
Net (decrease) increase in cash and cash equivalents	$(118,029)	$888,012
Cash and cash equivalents, beginning of fiscal year	1,102,323	214,311
Cash and cash equivalents, end of fiscal year	$984,294	$1,102,323

(1)Cash flows for fiscal 2020 were revised to reflect the reclassification of $1.4 million proceeds from sale of investments from cash flows from operating activities to cash flows from investing activities.

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended January 1, 2022 (13 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$492.8	46.4%	$361.0	34.0%	$138.0	13.0%	$26.5	$97.0	$2.31
Retail store operating leases and other long-lived asset impairments, net of gain	—		0.4		(0.4)		(0.1)	(0.3)	(0.01)
Restructuring costs (b)	—		0.1		(0.1)		—	(0.1)	—
COVID-19 expenses (c)	—		(0.4)		0.4		0.1	0.3	0.01
As adjusted (a)	$492.8	46.4%	$361.1	34.0%	$137.9	13.0%	$26.5	$96.9	$2.31

	Fiscal year ended January 1, 2022 (52 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,662.3	47.7%	$1,193.9	34.2%	$497.1	14.3%	$98.5	$339.7	$7.81
Retail store operating leases and other long-lived asset impairments, net of gain	—		2.6		(2.6)		(0.6)	(2.0)	(0.05)
COVID-19 expenses (c)	—		(3.9)		3.9		1.0	3.0	0.07
Restructuring costs (b)	—		(2.4)		2.4		0.6	1.8	0.04
As adjusted (a) (f)	$1,662.3	47.7%	$1,190.2	34.1%	$500.8	14.4%	$99.5	$342.5	$7.87

	Fiscal quarter ended January 2, 2021 (14 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$465.9	47.1%	$338.4	34.2%	$133.9	13.5%	$21.9	$99.0	$2.26
Restructuring costs (b)	—		(7.9)		7.9		1.9	6.0	0.14
COVID-19 expenses (c)	—		(2.5)		2.5		0.6	1.9	0.04
Retail store operating leases and other long-lived asset impairments, net of gain	—		(1.2)		1.2		0.3	0.9	0.02
As adjusted (a)	$465.9	47.1%	$326.8	33.0%	$145.5	14.7%	$24.7	$107.9	$2.46

	Fiscal year ended January 2, 2021 (53 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,313.4	43.4%	$1,105.6	36.6%	$189.9	6.3%	$25.3	$109.7	$2.50
Intangible asset impairment (d)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (e)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (c)	—		(21.4)		21.4		5.2	16.2	0.37
Restructuring costs (b)	—		(16.6)		16.6		3.8	12.9	0.29
Retail store operating leases and other long-lived asset impairments, net of gain	—		(7.6)		7.6		1.8	5.8	0.13
As adjusted (a)	$1,313.4	43.4%	$1,059.9	35.0%	$279.8	9.3%	$42.3	$182.6	$4.16

	Fiscal quarter ended April 3, 2021 (13 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$392.0	49.8%	$271.9	34.5%	$127.5	16.2%	$27.1	$86.2	$1.96
COVID-19 expenses (c)	—		(2.1)		2.1		0.5	1.6	0.04
Restructuring costs (b)	—		(0.5)		0.5		0.1	0.4	0.01
Retail store operating leases and other long-lived asset impairments, net	—		1.5		(1.5)		(0.4)	(1.2)	(0.03)
As adjusted (a) (f)	$392.0	49.8%	$270.9	34.4%	$128.5	16.3%	$27.3	$87.0	$1.98

	Two fiscal quarters ended July 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$760.7	49.6%	$539.7	35.2%	$235.1	15.3%	$48.7	$157.8	$3.58
COVID-19 expenses (c)	—		(3.2)		3.2		0.8	2.4	0.05
Restructuring costs (b)	—		(2.7)		2.7		0.7	2.0	0.05
Retail store operating leases and other long-lived asset impairments, net	—		1.9		(1.9)		(0.5)	(1.5)	(0.03)
As adjusted (a) (f)	$760.7	49.6%	$535.8	34.9%	$239.0	15.6%	$49.7	$160.7	$3.64

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income, income taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. These measures are used by the Company's executive management to assess the Company's performance. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(c)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(d)Intangible impairment charges related to the OshKosh and Skip Hop tradename assets.
(e)Goodwill impairment charge recorded in the International segment.
(f)Adjusted results exclude a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	For the fiscal quarter ended		For the fiscal year ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	41,335,042	43,284,847	42,853,009	43,242,967
Dilutive effect of equity awards	136,992	143,789	149,619	164,754
Diluted number of common and common equivalent shares outstanding	41,472,034	43,428,636	43,002,628	43,407,721

As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$96,973	$99,014	$339,748	$109,717
Income allocated to participating securities	(1,203)	(1,011)	(4,113)	(1,118)
Net income available to common shareholders	$95,770	$98,003	$335,635	$108,599
Basic net income per common share	$2.32	$2.26	$7.83	$2.51
Diluted net income per common share:
Net income	$96,973	$99,014	$339,748	$109,717
Income allocated to participating securities	(1,200)	(1,007)	(4,102)	(1,115)
Net income available to common shareholders	$95,773	$98,007	$335,646	$108,602
Diluted net income per common share	$2.31	$2.26	$7.81	$2.50
As adjusted (a):
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$96,896	$107,850	$342,475	$182,550
Income allocated to participating securities	(1,201)	(1,101)	(4,147)	(1,877)
Net income available to common shareholders	$95,695	$106,749	$338,328	$180,673
Basic net income per common share	$2.32	$2.47	$7.90	$4.18
Diluted net income per common share:
Net income	$96,896	$107,850	$342,475	$182,550
Income allocated to participating securities	(1,198)	(1,097)	(4,135)	(1,871)
Net income available to common shareholders	$95,698	$106,753	$338,340	$180,679
Diluted net income per common share	$2.31	$2.46	$7.87	$4.16

(a) In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments presented above. The Company excluded approximately $(0.1) million and $2.7 million in after-tax (benefits) expenses from these results for the quarter and fiscal year ended January 1, 2022, respectively. The Company excluded approximately $8.8 million and $72.8 million in after-tax expenses from these results for the quarter and fiscal year ended January 2, 2021, respectively.

RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(unaudited)

The following table provides a reconciliation of EBITDA and Adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Fiscal year ended
(dollars in millions)	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net income	$97.0	$99.0	$339.7	$109.7
Interest expense	14.5	15.5	60.3	56.1
Interest income	(0.3)	(0.3)	(1.1)	(1.5)
Tax expense	26.5	21.9	98.5	25.3
Depreciation and amortization	26.0	24.2	94.1	94.0
EBITDA	$163.6	$160.4	$591.6	$283.5

Adjustments to EBITDA
COVID-19 expenses (a)	$0.4	$2.5	$3.9	$21.4
Retail store operating leases and other long-lived asset impairments, net of gain	(0.4)	1.2	(2.6)	7.6
Restructuring costs (b)	(0.1)	7.7	1.2	16.2
Intangible asset impairment (c)	—	—	—	26.5
Goodwill impairment (d)	—	—	—	17.7
Total adjustments	(0.1)	11.4	2.5	89.5
Adjusted EBITDA (e)	$163.5	$171.8	$594.1	$373.0

(a)Net expenses incurred due to the COVID-19 pandemic.
(b)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for the fiscal year ended January 1, 2022 exclude $1.2 million of depreciation expense that is included in the corresponding depreciation and amortization line item. Amounts for fiscal quarter and fiscal year ended January 2, 2021 exclude $0.2 million and $0.5 million of depreciation expense that is included in the corresponding depreciation and amortization line item, respectively.
(c)Related to the write-down of the OshKosh and Skip Hop tradename assets.
(d)Goodwill impairment charge recorded in the International segment.
(e)Adjusted EBITDA for the fiscal year ended January 1, 2022 excludes a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (e) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. These measures are used by the Company's executive management to assess the Company's performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The tables below reflect the calculation of constant currency for total net sales of the International segment and consolidated net sales for the fiscal quarter and fiscal year ended January 1, 2022:

	Fiscal quarter ended
	Reported Net Sales January 1, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales January 1, 2022	Reported Net Sales January 2, 2021	Reported Net Sales % Change	Constant-Currency Net Sales % Change

	(13 weeks)		(13 weeks)	(14 weeks)

Consolidated net sales	$1,062.1	$3.3	$1,058.8	$989.9	7.3%	7.0%
International segment net sales	$142.0	$3.3	$138.8	$114.1	24.5%	21.7%

	Fiscal year ended
	Reported Net Sales January 1, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales January 1, 2022	Reported Net Sales January 2, 2021	Reported Net Sales % Change	Constant-Currency Net Sales % Change

	(52 weeks)		(52 weeks)	(53 weeks)

Consolidated net sales	$3,486.4	$20.0	$3,466.4	$3,024.3	15.3%	14.6%
International segment net sales	$460.8	$20.0	$440.7	$356.6	29.2%	23.6%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The tables below reflect the calculation of net sales change on a comparable week basis for the fiscal quarter and fiscal year ended January 1, 2022.

	Fiscal quarter ended
	Reported Net Sales January 1, 2022	Reported Net Sales January 2, 2021	14th Week Net Sales Contribution	Pro Forma Net Sales January 2, 2021	Reported Net Sales % Change	Pro Forma Net Sales % Change

	(13 weeks)	(14 weeks)		(13 weeks)

Consolidated net sales	$1,062.1	$989.9	$32.1	$957.8	7.3%	10.9%

	Fiscal year ended
	Reported Net Sales January 1, 2022	Reported Net Sales January 2, 2021	53rd Week Net Sales Contribution	Pro Forma Net Sales January 2, 2021	Reported Net Sales % Change	Pro Forma Net Sales % Change

	(52 weeks)	(53 weeks)		(52 weeks)

Consolidated net sales	$3,486.4	$3,024.3	$32.1	$2,992.2	15.3%	16.5%